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                                                                     Exhibit 3.4


                                  GENRAD, INC.

                                     BY-LAWS
                (AS AMENDED AND RESTATED AS OF OCTOBER 20, 2000)


                                    ARTICLE I

                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held within Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts but within the United States. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is specified in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held within six months after the end of the corporation's fiscal year specified in these By-laws. The date, hour and place of the annual meeting shall be fixed by the Board of Directors. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman of the Board, by the President or by the Board of Directors. In addition, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon the written application of stockholders who own at least a majority in interest of the capital stock of the corporation entitled to be voted at the proposed meeting. Such request shall state the purpose or purposes of the proposed meeting and may designate the place, date and hour of such meeting; PROVIDED, HOWEVER, that no such requests shall designate a date which is not a business day in Massachusetts or an hour not within normal business hours as the date or hour of such meeting and, PROVIDED, FURTHER, that such requests shall also comply with Section 10 of this Article I.

         SECTION 4. NOTICE OF MEETINGS. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to such notice, by leaving such notice with the stockholder or at the stockholder's residence or usual place of business, or by mailing it postage prepaid and addressed to the address as it appears upon the books of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-laws, no such notice need be given if a


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written waiver of notice, executed before or after the meeting by the stockholder or the stockholder's attorney thereunto duly authorized, is filed with the records of the meeting.

         SECTION 5. QUORUM. Unless the Articles of Organization or these By-laws otherwise provide, a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum.

         SECTION 6. ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business which could have been transacted at the original meeting may be transacted. If the adjournment is for more than 30 days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to be voted by such stockholder of record according to the records of the corporation and a proportionate vote for a fractional share so held by such stockholder unless otherwise provided by law or the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

         SECTION 8. ACTION AT MEETING. When a quorum is present at any meeting of stockholders, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any other question other than an election to an office shall decide the question, except when a larger vote is required by law, the Articles of Organization or these By-laws. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

         SECTION 9. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the


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corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a Director of the corporation unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures described by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         SECTION 10. NOTICE OF BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days' prior to the meeting; provided however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders,


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notice by the stockholder, to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and
(d) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this
Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. POWERS. The business of the corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws.

         SECTION 2. NUMBER AND ELECTION. The Board of Directors shall consist of not less than the minimum number of individuals permitted by law and shall be divided into three classes, such classes to be as nearly equal in number as possible. One of such classes of Directors shall be elected annually by the stockholders. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of Directors and their respective classifications, provided that any such action does not operate to remove a Director elected by the stockholders or the Board of Directors other than in the manner specified in the Articles of Organization or these By-laws. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Except as otherwise provided in accordance with the Articles of Organization or these By-laws, the members or each class shall be elected for a term of three years and shall serve until their successors are elected and qualified. Any successor to a Director whose seat becomes vacant shall serve for the remainder of the term of his predecessor and until his successor is elected and qualified.


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         SECTION 3. VACANCIES. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, unless and until filled by the stockholders, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office.

         SECTION 4. ENLARGEMENT OF THE BOARD. The number of Directors may be increased by the affirmative vote of the majority of the Directors then in office.

         SECTION 5. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the annual meeting of stockholders held in the third year following the year of his or her election and thereafter until his or her successor is chosen and qualified. Any Director may resign by delivering a written resignation to the corporation at its principal office or to the Chairman of the Board, President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. REMOVAL. A Director may be removed from office (A) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of that class or (B) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove the Director.

         SECTION 7. MEETINGS. Regular meetings of the Board of Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Board of Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given reasonable notice of the determination. A regular meeting of the Board of Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

         Special meetings of the Board of Directors may be held at any time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, the President, the Treasurer or two or more Directors.

         SECTION 8. NOTICE OF SPECIAL MEETINGS. Notice of all special meetings of the Board of Directors shall be given to each Director by the Secretary, by the Clerk, or by the Assistant Clerk or, in case of the death, absence, incapacity of refusal of such persons, by the officer or one of the Directors calling the meeting. It shall be sufficient notice to a Director to send notice by express overnight courier at least 48 hours or by facsimile or electronic transmission at least 24 hours before the meeting addressed to the Director at such Director's usual or last-known business or residence or e-mail address or to give notice to a Director in person or by telephone at least 24 hours before the meeting. Notice need not


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be given to any Director if a written waiver of notice, executed by the Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice. A notice or waiver of notice of a Board of Directors meeting need not specify the purposes of the meeting.

         SECTION 9. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         SECTION 10. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-laws, shall be sufficient to take any action.

         SECTION 11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Board of Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

         SECTION 12. COMMITTEES. The Board of Directors may elect from their number an executive committee or other committees and may, by like vote, delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business but, unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the Board of Directors.

         SECTION 13. TELEPHONE CONFERENCE MEETINGS. One or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III

                                    OFFICERS

         SECTION 1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board,


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a Secretary, one or more Vice Presidents, Assistant Treasurers, Assistant
Clerks, and Assistant Secretaries as the Board of Directors may determine and elect.

         SECTION 2. ELECTION. The President, Treasurer, and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be elected by the Board of Directors at such meeting or at any other meeting.

         SECTION 3. QUALIFICATION. The Chairman of the Board, if there is one, shall be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of duties to the corporation in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders and thereafter until a successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the President, Clerk or Secretary and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 5. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

         SECTION 6. CHAIRMAN OF THE BOARD. If the Board of Directors elects a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the Board of Directors and stockholders unless the Board of Directors otherwise specifies and shall have such other powers and duties as shall be vested in such Chairman by the Board of Directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board shall be the chief executive officer of the corporation.

         SECTION 7. PRESIDENT. Unless the Chairman of the Board, if any, has been so designated, the President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, if any, or if the Board of Directors otherwise specifies, the President shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.


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         SECTION 8. VICE PRESIDENT. The Vice President or, if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 9. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

         The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 10. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

         If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Board of Directors.

         The Assistant Clerk or, if there shall be more than one, the Assistant Clerks in the order determined by the Board of Directors shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 11. SECRETARY AND ASSISTANT SECRETARIES. If appointed, the Secretary shall attend all meetings of the Board of Directors and shall keep a record of the meetings of the Board of Directors. The Secretary shall, when required, notify the Board of Directors of its meetings and shall have such other duties as the Board of Directors may from time to time prescribe.

         The Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.


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                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATE OF STOCK. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such stockholder, in such form as may be prescribed from time to time by the Board of Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if that person were such officer at the time of its issue.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         SECTION 2. TRANSFERS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each stockholder to notify the corporation of such stockholder's address and taxpayer identification number.


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         SECTION 3. RECORD DATE. The Board of Directors may fix in advance a time not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         SECTION 4. REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

         SECTION 5. ISSUE OF CAPITAL STOCK. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Board of Directors may determine consistent with all requirements of law.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall be the 52-53 week period ending on the Saturday closest to December 31.

         SECTION 2. SEAL. The seal of the corporation shall, subject to alteration by the Board of Directors, bear its name, the word "Massachusetts," and the year of its incorporation.


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         SECTION 3. EXECUTION OF INSTRUMENTS. All checks, deeds, leases, transfers, contracts, bonds, notes and other documents or obligations to be executed by an officer of the corporation in its behalf shall be signed by the Chairman of the Board (if there is one) or by the President or by one of the Vice Presidents or by the Treasurer or such other officer or officers as the Board of Directors may generally or in particular cases determine.

         SECTION 4. VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of and act as, or appoint any person or persons to act as, proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this corporation.

         SECTION 5. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         SECTION 6. EVIDENCE OF AUTHORITY. A certificate by the Clerk or Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Board of Directors, committee or any officer or representative of the corporation shall, to all persons who rely thereon in good faith, be conclusive evidence of such action.

         SECTION 7. ARTICLES OF ORGANIZATION. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

         SECTION 8. TRANSACTIONS WITH INTERESTED PARTIES. The Board of Directors shall have the power to fix their compensation from time to time. No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any Director or officer be under any liability to the corporation on account of any such contract or transaction if:


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                  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

                  (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or

                  (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, and if they are stockholders, their votes may be counted for the purpose of a stockholder vote approving such contract or transaction.

         SECTION 9. INDEMNIFICATION. Except as otherwise provided below, the corporation shall, to the extent legally permissible, indemnify each person who is, or shall have been, a Director or officer of the corporation or who is serving, or shall have served, at the request of the corporation as a Director, officer or trustee of another organization in which the corporation directly or indirectly has any interest, as a stockholder, creditor or otherwise, against all liabilities and expenses (including judgments, fines, penalties and reasonable attorneys' fees and all amounts paid, other than to the corporation or such other organization, in compromise or settlement) imposed upon or incurred by any such person in connection with, or rising out of, the defense or disposition of any action suit or other proceeding, whether civil or criminal, in which such person may be a defendant or with which such person may be threatened or otherwise involved, directly or indirectly, by reason of being or having been such Director, officer or trustee.

         The corporation shall provide no indemnification with respect to any matter as to which any such Director, officer, or trustee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the corporation. The corporation shall provide no indemnification with respect to any matter settled or compromised, pursuant to a consent decree, or otherwise unless such settlement or compromise shall have been approved as in the best interests of the corporation, after notice that indemnification is involved, by
(i) a disinterested majority of the Board of Directors or (ii) the holders of a majority of the outstanding stock entitled to elect Directors, voting as a single class, exclusive of any stock owned by any interested Director, officer or trustee.


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         Indemnification may include payment by the corporation of expenses in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article.

         As used in this Article, the terms "Director", "officer" and "trustee" include their respective heirs, executors, administrators and legal representatives, and an "interested" Director, officer or trustee is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

         To assure indemnification under this Article of all persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, this Article shall be interpreted as follows: (i) "another organization" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time ("ERISA"); (ii) "trustee" shall be deemed to include any person requested by the corporation to serve an employee benefit plan where the performance by such person of these duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan, the participants, or the beneficiaries of the plan; (iii) "fines" shall be deemed to include any excise taxes assessed on a person with respect to an employee benefit plan pursuant to ERISA; and (iv) actions taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan be deemed to be for a purpose which is in the best interest of the corporation.

         The right of indemnification provided in this Article shall not be exclusive of or affect any other rights to which any Director, officer or trustee may be entitled under any agreement, statute, vote of stockholders or otherwise. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification of any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person. Nothing contained in this Article shall affect any rights to which corporate personnel other than Directors, officers or trustees may be entitled by contract or otherwise.

         SECTION 10. CONTROL SHARE ACQUISITION ACT INAPPLICABLE. The 1987 Massachusetts Control Shares Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the Corporation.


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                                   ARTICLE VI

                                   AMENDMENTS

         These By-laws may be amended by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-laws, in whole or in part, except with respect to (a) the provisions of these By-laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-laws and (b) any provisions of these By-laws which by law, the Articles of Organization or these By-laws require action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-laws.


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